Exhibit (11) under N-1A
                        Exhibit 23 under Item 601/Reg. SK


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 44 to the Registration Statement of BT Investment Lifecycle Funds - Long Range Fund, Mid Range Fund and Short Range Fund (three of the Funds comprising BT Investment Funds) on Form N-1A of our report dated May 2, 1997 on our audits of the financial statements and financial highlights of Asset Management Portfolio, Asset Management Portfolio II, and Asset Management Portfolio III which report is included in its Annual Report to Shareholders for the year ended March 31, 1997 which is incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Independent Accountants."



                                              /s/ Coopers & Lybrand L.L.P.
                                Coopers & Lybrand

Kansas City, Missouri
June 26, 1997